UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

NEW LEAF BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Dewolf Road, Old Tappan, New Jersey 07675
(Address of principal executive offices)(Zip Code)

(201) 951-3956
(Registrants telephone number, including area code)
N/A
(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On October 12,2010,  the company completed a unit offering of  an aggregate of $2,010,227 (including the $1,652,273 reported on September 24, 2010) of its bridge notes and warrants to accredited investors. The bridge notes were sold at an Original Issue Discount of 12% , and have a 90 day maturity (“Notes,”). Each Unit sold consisted of $1,000 principal amount of 12% OID Notes, and warrants to purchase 1,200 shares of common stock at $0.25 per share. The company sold 2,412,273 warrants to the accredited investors in conjunction with this offering.

Hudson Securities, Inc. acted as exclusive placement agent for the offering and received a fee of $88,920 in cash and 266,760 warrants  in conjunction with the offering.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1              Form of Original Issue Discount Note issued by the Company  (filed September 24, 2010)
99.2              Form of Warrant issued by the Company (filed September 24, 2010)
99.3.              Note and Warrant Purchase Agreement (filed September 24, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 14, 2010	/s/ Eric Skae
(Signature)
Print Name: Eric Skae
Title: President and Chief Executive Officer